(logo)Bank of America



NORWEST BANK MINNESOTA, N.A.                    Real Estate Loan Service Center
11000 BROKEN LAND PKWY
COLUMBIA, MD 21044-3562



March 25, 1997

TRACEY WALDMAN
11000 BROKEN LAND PKWY
COLUMBIA, MD 21044-3562



DEAR TRACEY WALDMAN



RE: SERVICING AGREEMENT COMPLIANCE, ANNUAL CERTIFICATION
     INVESTOR NO. 516, 638, P44, 791, R12
Please be advised pursuant to our Servicing Department concurrence, the following areas have been certified for the Calendar Year of 1996.

- Loans have adequate Hazard and Flood Insurance with the Lender's Loss Payable Clause reading in favor of Bank of America NT & SA and its Successors and Assigns.

- All FHA and Private Mortgage Insurance on HUD 235, and VA Guarantees are in full force and effect.

- Taxes, ground rents, and assessments for mortgages have been reviewed and there were no delinquent taxes noted.

- We are in compliance with IRS requirements and all federal, state, and local laws for reporting the receipt of interest payments and/or acquisition of properties.

- All property inspections have been completed according to the provisions of our servicing agreement, if applicable. Inspections have been made on all delinquent, foreclosed, or otherwise vacant properties, and any other property we had reason to believe required an inspection.

- Blanket Bond and Errors & Omission policies are in full force, and as usual, the renewal notifications will be mailed to you upon receipt.

- Enclosed please find the Uniform Single Audit Letter prepared by our external auditors Ernst & Young along with our Corporate Annual Financial Report.


Bank of America National Trust and Savings Association
10600 Valley View Street Box 6012 Cypress, CA 90630-0012    (logo)Recycled Paper


                         ANNUAL OFFICER'S CERTIFICATION
________________________________________________________________________________


To the best of my knowledge and upon reasonable investigation, the servicing of the Mortgage Loans during the preceding year has been conducted in compliance with all other provisions of the Servicing Agreement(s). Any exceptions to this certification are listed on an attachment along with explanations concerning their completion. If none are listed, it should be considered that there are no exceptions.







By:  /s/Judy Duke Childers        VICE PRESIDENT/INVESTOR SERVICES
          (Signature)                        (Title)

     Judy Duke Childers                 March 25, 1997
     (Typed Name)                            (Date)